As filed with the Securities and Exchange Commission on July 31, 2020
Registration No. 333-62891
Registration No. 333-86161
Registration No. 333-63430
Registration No. 333-100814
Registration No. 333-104601
Registration No. 333-113512
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-62891
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-86161
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-63430
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-100814
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-104601
POST-EFFECTIVE AMENDMENT NO. 3 TO FORM S-8 REGISTRATION STATEMENT NO. 333-113512
UNDER
THE SECURITIES ACT OF 1933
______________________________
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)
________________________________________

Delaware		23-1722724
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)
2045 EAST INNOVATION CIRCLE TEMPE, AZ 85284
(Address of principal executive offices, including zip code)
________________________________________
1998 Stock Plan
1998 Stock Option Plan for French Employees
1998 Director Option Plan
1998 Employee Stock Purchase Plan
(Full title of the plans)
________________________________________
Mark N. Rogers
Executive Vice President, General Counsel
and Corporate Secretary
Amkor Technology, Inc.
2045 East Innovation Circle
Tempe, AZ 85284
(Name and address of agent for service)
(480) 821-5000
(Telephone number, including area code, of agent for service)
________________________________________
Copies to:
Eric S. Siegel, Esq.
Dechert LLP

Cira Centre
2929 Arch Street
Philadelphia, PA 19104
(215) 994-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
These Post-Effective Amendments relate to the following Registration Statements of Amkor Technology, Inc., a Delaware corporation (the “Company”), on Form S-8, in each case as amended by any post-effective amendments thereto (collectively, the “Registration Statements”):

•
Registration No. 333-62891, registering (i) 1,906,400 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) issuable pursuant to options to be issued under the 1998 Stock Plan, (ii) 3,093,600 shares of Common Stock issuable pursuant to options issued under the 1998 Stock Plan, (iii) 181,400 shares of Common Stock issuable pursuant to options to be issued under the 1998 Stock Option Plan for French Employees (the “French Employee Plan”), (iv) 68,600 shares of Common Stock issuable pursuant to options issued under the French Employee Plan, (v) 240,000 shares of Common Stock issuable pursuant to options to be issued under the 1998 Director Option Plan, (vi) 60,000 shares of Common Stock issuable pursuant to options issued under the 1998 Director Option Plan, and (vii) 1,000,000 shares of Common Stock to be issued under the 1998 Employee Stock Purchase Plan.

•
Registration No. 333-86161, registering (i) 399,129 shares of Common Stock issuable pursuant to options to be issued under the 1998 Employee Stock Purchase Plan, (ii) 3,721,100 shares of Common Stock issuable pursuant to options to be issued under the 1998 Stock Plan, and (iii) 68,600 shares of Common Stock issuable pursuant to options to be issued under the French Employee Plan.

•
Registration No. 333-63430, registering (i) 451,124 shares of Common Stock issuable pursuant to options to be issued under the 1998 Employee Stock Purchase Plan, (ii) 5,522,073 shares of Common Stock issuable pursuant to options to be issued under the 1998 Stock Plan, and (iii) 352,350 shares of Common Stock issuable pursuant to options to be issued under the French Employee Plan.

•
Registration No. 333-100814, registering (i) 482,937 shares of Common Stock to be issued under the Amkor Technology, Inc. 1998 Employee Stock Purchase Plan, (ii) 3,365,004 shares of Common Stock to be issued under the Amkor Technology, Inc. 1998 Stock Plan, and (iii) 203,983 shares of Common Stock to be issued under the Amkor Technology, Inc. French Employee Plan.

•
Registration No. 333-104601, registering (i) 1,000,000 shares of Common Stock to be issued under the Amkor Technology, Inc. 1998 Employee Stock Purchase Plan, and (ii) 500,000 shares of Common Stock to be issued under the Amkor Technology, Inc. 401K Plan and Interests in such Plan.

•
Registration No. 333-113512, registering (i) 999,827 shares of Common Stock to be issued under the Amkor Technology, Inc. 1998 Employee Stock Purchase Plan, (ii) 4,981,498 shares of Common Stock to be issued under the Amkor Technology, Inc. 1998 Stock Plan, (iii) 300,000 shares of Common Stock to be issued under the Amkor Technology, Inc. 2003 Nonstatutory Inducement Grant Stock Plan, (iv) 171,500 shares of Common Stock to be issued under the Amkor Technology, Inc. 2003 Nonstatutory Inducement Grant Stock Plan, and (v) 1,000,000 shares of Common Stock to be issued under the Amkor Technology, Inc. 401K Plan and Interests in such Plan.

The Company is no longer issuing securities under any of the plans covered by the Registration Statements. Accordingly, the Company is filing these Post-Effective Amendments to the Registration Statements to deregister all non-issued shares of Common Stock that were registered on each of the Registration Statements but remain unissued under the plans covered by such Registration Statements.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments to the Registration Statements on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on July 31, 2020.

AMKOR TECHNOLOGY, INC.
/s/ Guillaume Marie Jean Rutten
Name: Guillaume Marie Jean Rutten Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Guillaume Marie Jean Rutten and Mark N. Rogers, and each of them, his attorneys-in-fact, and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to these Registration Statements and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents of any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Guillaume Marie Jean Rutten	President and Chief Executive Officer	July 31, 2020
Guillaume Marie Jean Rutten

/s/ Megan Faust	Executive Vice President and Chief Financial Officer	July 31, 2020
Megan Faust

/s/ James J. Kim	Executive Chairman	July 31, 2020
James J. Kim

/s/ Susan Y. Kim	Vice Chairman	July 31, 2020
Susan Y. Kim

/s/ Douglas A. Alexander	Director	July 31, 2020
Douglas A. Alexander

/s/ Roger A. Carolin	Director	July 31, 2020
Roger A. Carolin

/s/ Winston J. Churchill	Director	July 31, 2020
Winston J. Churchill

/s/ Daniel Liao	Director	July 31, 2020
Daniel Liao

/s/ MaryFrances McCourt	Director	July 31, 2020
MaryFrances McCourt

/s/ Robert R. Morse	Director	July 31, 2020
Robert R. Morse

/s/ Gil C. Tily	Director	July 31, 2020
Gil C. Tily

/s/ David N. Watson	Director	July 31, 2020
David N. Watson